As filed with the Securities and Exchange Commission on May 5,  1999

                                             REGISTRATION  NO. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                            GUARANTY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

            TEXAS                                            75-1656431
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                                100 WEST ARKANSAS
                           MOUNT PLEASANT, TEXAS 75455
                                 (903) 572-9881
              (Address of registrant's Principal Executive Offices)

                   GUARANTY BANK EMPLOYEE STOCK OWNERSHIP PLAN
                            (WITH 401(K) PROVISIONS)
                              (Full Title of Plan)

                                  DEVRY GARRETT
                                 GENERAL COUNSEL
                            GUARANTY BANCSHARES, INC.
                                100 WEST ARKANSAS
                           MOUNT PLEASANT, TEXAS 75455
                    (Name, and address of agent for service)

                                  903-572-9881
          (Telephone number, including area code, of agent for service)

                                    COPY TO:

                              WILLIAM T. LUEDKE IV
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER, PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781
                                 (713) 223-2900

                                  ------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                                     PROPOSED
                                                                     MAXIMUM                 PROPOSED         AMOUNT OF
         TITLE OF                                AMOUNT TO           OFFERING          MAXIMUM AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED                   BE REGISTERED(1)   PRICE PER SHARE (2)   OFFERING PRICE (2)         FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share           600,000              $9.875              $5,925,000          $1,647.15
==============================================================================================================================

(1) Pursuant to Rule 457(h)(1), the registration fee is calculated with respect to shares to be purchased pursuant to the Guaranty Bank Employee Stock Ownership Plan (with 401(k) provisions) (the "Plan"). In addition, pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan which is described herein.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price are (a) calculated, pursuant to Rule 457(h)(1), by multiplying the number of shares to be registered by the average of the high and low prices of a share of Common Stock, as reported on The Nasdaq Stock Market, Inc., on May 3, 1999, which was $9.875, and (b) provided herein for the sole purpose of determining the registration fee.

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      Guaranty Bancshares, Inc., a Texas corporation, (the "Company") and the Guaranty Bank Employee Stock Ownership Plan (with 401(k) provisions) (the "Plan"), hereby incorporate by reference into this registration statement (the "Registration Statement"):

            (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission (the "Commission") on March 12, 1999;

            (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as filed with the Commission on June 29, 1998;

            (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, as filed with the Commission on August 10, 1998;

            (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, as filed with the Commission on November 13, 1998; and

             (v) the description of the Company's Common Stock, par value $1.00 per share, contained in the Company's Form 8-A, dated May 11, 1998 including any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      The Company will provide, without charge, to each participant in the Plan, on written or oral request of such person, a copy of any or all of the documents (without exhibits, unless such exhibits are specifically incorporated by reference), incorporated by reference pursuant to this Item 3. All such requests should be directed to Guaranty Bancshares, Inc., 100 West Arkansas, Mount Pleasant, Texas 75455, Attention: Devry Garrett, General Counsel, phone number
(903) 572-9881.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Company's Amended Articles of Incorporation (the "Articles of Incorporation") and Amended and Restated Bylaws ("Bylaws") require the Company to indemnify officers and directors of the Registrant to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act ("TBCA") of the State of Texas. Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in the case of other situations, that his conduct was at least not opposed to the corporation's best interests, and
(iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

      The Company's Articles of Incorporation provide that a director of the Company will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an act or omission for which the liability of the director is expressly provided by statute, or (v) an act related to an unlawful stock repurchase or dividend.

      The Company may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as directors or officers of the Company, whether or not the Company would have the power to indemnify such person against such liability, as permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

      4.1 Amended Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 Registration No. 333-48959).

      4.2 Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333-48959).

      4.3* Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions).

      4.4* Amendment Number 1A to the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions).

      4.5* Amendment Number 1B to the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions).

      4.6* Amendment Number 2 to the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions).

      4.7* Amendment Number 3 to the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions).

      4.8* Amendment Number 4 to the Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) provisions).

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       23*  Consent of Arnold, Walker, Arnold & Co., P.C.

       24* Power of Attorney (included on page II-5).

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*Filed Herewith.


ITEM 9.  UNDERTAKINGS.

      A.    The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
            Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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      C. Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                           [SIGNATURE PAGE FOLLOWS]

                                   SIGNATURES

      THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MOUNT PLEASANT, STATE OF TEXAS ON THE 4TH DAY OF MAY, 1999.



                                    GUARANTY BANCSHARES, INC.
                                         (Registrant)

                                    By: /s/ ARTHUR B. SCHARLACH, JR.
                                            President


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Arthur B. Scharlach, Jr. and Clifton A. Payne with full power to each of them to act without the other, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 4TH DAY OF MAY, 1999.

        SIGNATURE                                TITLE
      -------------                            ----------

    /s/ BILL G. JONES                   Chairman of the Board
        Bill G. Jones

 /s/ ARTHUR B. SCHARLACH, JR.           President and Director
     Arthur B. Scharlach, Jr.           (Principal Executive Officer)

   /s/ CLIFTON A. PAYNE                 Treasurer and Director
       Clifton A. Payne                 (Principal Financial Officer/ Principal
                                        Accounting Officer)

   /s/ JOHN A. CONROY                   Director
       John A. Conroy

   /s/ JONICE CRANE                     Director
       Jonice Crane

  /s/ C. A. HINTON, SR.                 Director
      C. A. Hinton, Sr.

  /s/ RUSSELL L. JONES                  Director
      Russell L. Jones

   /s/ WELDON MILLER                    Director
       Weldon Miller

  /s/ D. R. ZACHRY, JR.                 Director
      D. R. Zachry, Jr.

                                   SIGNATURES

      THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE PLAN TRUSTEES HAVE DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF MOUNT PLEASANT, STATE OF TEXAS ON THE 4TH DAY OF MAY, 1999.


                                   GUARANTY BANCSHARES, INC. EMPLOYEE STOCK
                                       OWNERSHIP (WITH 401(K) PROVISIONS) (PLAN)



                                    By: /s/ DEVRY W. GARRETT
                                    Name: Devry W. Garrett
                                    Title: Trustee


                                    By: /s/ RUSSELL L. JONES
                                    Name: Russell L. Jones
                                    Title: Trustee


                                    By: /s/ WELDON MILLER
                                    Name: Weldon Miller
                                    Title: Trustee


                                    By: /s/ CLIFTON A. PAYNE
                                    Name: Clifton A. Payne
                                    Title: Trustee


                                    By: /s/ RICHARD PERRYMAN
                                    Name: Richard Perryman
                                    Title: Trustee


                                    By: /s/ D. R. ZACHRY
                                    Name: D. R. Zachry
                                    Title: Trustee

                                  EXHIBIT INDEX

  EXHIBIT NUMBER                          DESCRIPTION

      4.1 Amended and Restated Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 Registration No. 333-48959).

      4.2 Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1, Registration No. 333- 48959).

      4.3* Guaranty Bancshares, Inc. Employee Stock Ownership Plan (with 401(K) provisions).

      4.4*              Amendment Number 1A to the Guaranty Bancshares, Inc.
                        Employee Stock Ownership Plan (with 401(k) provisions).

      4.5*              Amendment Number 1B to the Guaranty Bancshares, Inc.
                        Employee Stock Ownership Plan (with 401(k) provisions).

      4.6*              Amendment Number 2 to the Guaranty Bancshares, Inc.
                        Employee Stock Ownership Plan (with 401(k) provisions).

      4.7*              Amendment Number 3 to the Guaranty Bancshares, Inc.
                        Employee Stock Ownership Plan (with 401(k) provisions).

      4.8*              Amendment Number 4 to the Guaranty Bancshares, Inc.
                        Employee Stock Ownership Plan (with 401(k) provisions).

      23*               Consent of Arnold, Walker, Arnold & Co., P.C.

      24*               Power of Attorney (included on page II-5).


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*Filed Herewith